TITLE REPORT

COMMONWEALTH LAND TITLE INSURANCE COMPANY
COMMITMENT NO. [illegible]
COMMITMENT DATE: JUNE 30, 2021

LEGAL DESCRIPTION:

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF OAKLEY, IN THE COUNTY OF CONTRA COSTA, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

PARCEL A:

LOT 1 AS SHOWN ON THE FILED MAP OF SUBDIVISION 9513, OAKLEY LOGISTICS CENTER, FILED MAY 28, 2020, BOOK 540 OF MAPS, PAGE(S) 4 THROUGH 10, CONTRA COSTA COUNTY RECORDS.

PARCEL B:

A NON-EXCLUSIVE ACCESS EASEMENT FOR INGRESS AND EGRESS FOR ANY TYPE OF VEHICULAR OR PEDESTRIAN TRAFFIC, INCLUDING, WITHOUT LIMITATION CONSTRUCTION EQUIPMENT AND HEAVY DUTY TRUCKS AND VEHICLES, APPURTENANT TO PARCEL A ABOVE, CREATED BY "ACCESS EASEMENT AGREEMENT" RECORDED AUGUST 7, 2020, INSTRUMENT NO. [illegible], CONTRA COSTA COUNTY RECORDS, DESCRIBED AS FOLLOWS:

[illegible]

EXCEPTIONS AND EXCLUSIONS:

[illegible]

BASIS OF BEARINGS:

[illegible]

BENCHMARK:

[illegible]

AREA:

[illegible]

EXCEPTIONS AND EXCLUSIONS (CONTINUED):

[illegible]

REFERENCES:

[illegible]

ASSESSOR'S PARCEL NUMBER:

[illegible]

EXCEPTIONS AND EXCLUSIONS (CONTINUED):

[illegible]

FLOOD ZONE:

[illegible]

EXCEPTIONS AND EXCLUSIONS (CONTINUED):

[illegible]


SITE

VICINITY MAP
NOT TO SCALE

NOTES:

[illegible]

SURVEYOR'S STATEMENT:

[illegible]

A.L.T.A. / N.S.P.S. LAND TITLE SURVEY

LOT 1 - SUBDIVISION 9513

CITY OF OAKLEY CONTRA COSTA COUNTY CALIFORNIA

DATE: JULY 16, 2021

cbg
CIVIL ENGINEERS • SURVEYORS • PLANNERS

JOB NO.: 1073-040

SHEET NO. 1



STATE OF CALIFORNIA HIGHWAY 160
PARCEL B
LOGISTICS
CENTER DRIVE
PARCEL B: WILBUR AVENUE
BRIDGEHEAD ROAD
PARCEL A
LOT 1
BUILDING
PARCEL B: WILBUR AVENUE
PG&E
LOT 3
BNSF RAILWAY
PARCEL A



BRIDGEHEAD ROAD
GAS MARKER
RISER W/ BOLLARDS
PG&E

DETAIL A
"NOT TO SCALE"



DETAIL B
"NOT TO SCALE"

LINE TABLE		
NO.	BEARING	LENGTH
L1	[illegible]	29.87'
L2	[illegible]	51.81'
L3	[illegible]	45.52'
L4	[illegible]	51.81' (M-M)
L5	[illegible]	35.00' (M-M)
L6	[illegible]	60.00'

CURVE TABLE			
NO.	RADIUS	DELTA	LENGTH
C1	[illegible]	[illegible]	[illegible]
C2	[illegible]	[illegible]	[illegible]
C3	[illegible]	[illegible]	[illegible]
C4	500.00'	[illegible]	87.27' (M-M)
C5	35.00'	[illegible]	54.98'
C6	[illegible]	[illegible]	[illegible]
C7	500.00'	[illegible]	87.27' (M-M)

LEGEND

Symbol	Description
(heavy solid line)	BOUNDARY LINE
(long dash–short dash line)	CENTERLINE
(dashed line)	EASEMENT LINE
(thin solid line)	ADJACENT PROPERTY LINE
(heavy dashed line)	APPROXIMATE FLOOD ZONE LIMIT
(line marked OHW)	OVERHEAD WIRES
(T)	TOTAL
(M-M)	MONUMENT TO MONUMENT
(M-P.L.)	MONUMENT TO PROPERTY LINE
●	FOUND STANDARD STREET MONUMENT
●	FOUND MONUMENT AS NOTED
○	MONUMENT TO BE SET PER 53.4 M 4
NE	NORTHEAST
NW	NORTHWEST
SE	SOUTHEAST
SW	SOUTHWEST
BLDG	BUILDING
BFP	BACK FLOW PREVENTER
CB	CATCH BASIN
C/L	CENTERLINE
CONC	CONCRETE
DWY	DRIVEWAY
DI	DRAIN INLET
ELEC	ELECTRICAL
EP	EDGE OF PAVEMENT
FH	FIRE HYDRANT
FO	FIBER OPTIC
MH	MANHOLE
PL	PROPERTY LINE
PP	POWER POLE
PUE	PUBLIC UTILITY EASEMENT
SDMH	STORM DRAIN MANHOLE
SL	STREET LIGHT
SSCO	SANITARY SEWER CLEAN OUT
WLE	WATER LINE EASEMENT

A.L.T.A. / N.S.P.S. LAND TITLE SURVEY
LOT 1 - SUBDIVISION 9513

CITY OF OAKLEY CONTRA COSTA COUNTY CALIFORNIA

SCALE: 1"= 60' DATE: JULY 16, 2021

0 60 120 180

JOB NO.: 1073-040

cbg
CIVIL ENGINEERS • SURVEYORS • PLANNERS

SAN RAMON • (925) 866-0322
SACRAMENTO • (916) 375-1877

SHEET NO.
2
OF 2 SHEETS